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                                                               October 22, 2003


The CINTRA Select Fund, Inc.
1725 I Street, N.W.
Suite 300
Washington, D.C.  20006

                           Re:      Registration Statement on Form N-2
                                    File Nos. 333-96821 and 811-21165

Ladies and Gentlemen:

     We have acted as counsel to The CINTRA Select Fund, Inc., a Maryland Corporation (the "Fund"), in connection with the Fund's registration statement on Form N-2, including all amendments thereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act") and the offering of shares of the Fund's common stock, par value $0.001 (the "Shares") of the Fund.

     In this capacity, we have examined the Fund's Amended and Restated Articles of Incorporation (the "Articles") and by-laws, the underwriting agreement (the "Underwriting Agreement") relating to the offering, the proceedings of the Board of Directors of the Fund relating to the offering and such other statutes, certificates, instruments, documents and matters of law relating to the Fund as we have deemed necessary in connection with the rendering of this opinion. In such examination we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that:

     (1) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

     (2) The Shares to be sold by the Fund pursuant to the Underwriting Agreement have been duly authorized and, when sold in accordance with the Fund's registration statement on Form N-2, will be validly issued, fully paid, and nonassessable by the Fund, subject to compliance with the 1933 Act, the 1940 Act and any applicable state laws regulating the offer and sale of securities.

     Insofar as any opinions set forth herein relate to the Annotated Code of Maryland, Maryland General Corporation Law, as amended, entitled "Corporations and Associations Article", such opinions are based solely upon our examination of the Maryland General Corporation Law and our understanding of that law.

     This opinion is limited to the present laws of the State of Maryland, to the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist.

     We hereby consent to the filing of this opinion as an exhibit to the Fund's registration statement on Form N-2 and to the reference to our firm under the caption "LEGAL COUNSEL" in the prospectus included in the Fund's registration statement on Form N-2. In giving such consent, our firm does not thereby admit that our firm comes within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                               Very truly yours,


                                               /s/ Sullivan & Worcester LLP
                                               SULLIVAN & WORCESTER LLP